EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement No. 333-189551 on Form S-8 and Registration Statement No. 333-194697 on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated March 12, 2015, relating to our audits of the consolidated financial statements of BioLife Solutions, Inc. and Subsidiary appearing in the Annual Report on Form 10-K of BioLife Solutions, Inc. for the year ended December 31, 2014.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
March 12, 2015